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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: December 17, 2001
                        (Date of earliest event reported)


                                drkoop.com, Inc.
             (exact name of registrant as specified in its charter)


          DELAWARE                            000-26275                            95-4697615
(State or other jurisdiction            (Commission File No.)          (I.R.S. Employer Identification No.)
    of incorporation or
       organization)

                          225 ARIZONA AVENUE, SUITE 250
                             SANTA MONICA, CA 90401

          (Address of Principal executive offices, including zip code)



                                 (310) 395-5700
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.


     On December 17, 2001, drkoop.com, Inc., a Delaware corporation doing business as Dr. Koop LifeCare Corporation, announced it and its wholly-owned subsidiary, drkoop LifeCare, Inc., are ceasing operations and intend to file petitions seeking relief under Chapter 7 of the United States Bankruptcy Code. As the company previously reported in its last quarterly report, the company needed additional debt or equity financing in order to continue its operations. The company's efforts to obtain additional financing and sell certain of its assets have not been successful and the company's present financial condition precludes it from meeting operating obligations necessary to operate as a going concern. The company believes it is in the best interest of its creditors and stockholders to effectuate an orderly liquidation of the company's assets through a Chapter 7 bankruptcy proceeding. Under Chapter 7, a trustee will seek to liquidate the company's assets with the proceeds applied to the claims of creditors of the company. The company's stockholders are not expected to receive any proceeds from the liquidation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         None

                                       1

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                             drkoop.com, Inc.



Date:  December 17, 2001                     By     /s/ Richard M. Rosenblatt
                                                    -------------------------
                                             Name:  Richard M. Rosenblatt
                                             Title: Chief Executive Officer


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